77B Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Of the Funds (hereinafter defined)


In planning and performing our audit of the financial statements of Columbia Acorn Fund, Columbia Acorn International, Columbia Acorn USA, Columbia Acorn International Select, Columbia Acorn Select and Columbia Thermostat Fund (the "Funds") as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Chicago, Illinois
February 18, 2010


Item 77E - Legal Proceedings

	I.	Vogeler v. Columbia Acorn Trust, et al.,
                No. 03 L 1550, Circuit Court,
		Third Judicial Circuit, Madison County, Ill.

	On November 13, 2003, the above-captioned lawsuit was filed against Columbia Acorn Trust ("CAT") and Columbia Wanger Asset Management, L.P. ("CWAM"), in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois ("Madison County"), seeking certification of a plaintiff class consisting of all persons in the United States who held shares in Columbia Acorn International ("Acorn International") for a period of more than 14 days during the five years prior to and through the filing of the lawsuit.

	The Vogeler complaint is pleaded in two counts and alleges, in summary, that CWAM and CAT exposed long-term shareholders of Acorn International to trading by market timers by allegedly: (a) failing to properly evaluate daily whether a significant event affecting the value of Acorn International's portfolio securities had occurred after foreign markets had closed but before the calculation of Acorn International's net asset value ("NAV"); (b) failing to implement
Acorn International's portfolio valuation and share pricing policies and procedures; (c) allowing portfolio valuation and share pricing policies and procedures that benefited market timers at the expense of long-term shareholders; and (d) failing to know and implement applicable rules and regulations concerning the calculation of NAV. Count I of the Complaint alleges that the defendants breached duties of care owed to Acorn International shareholders, and Count II alleges that the asserted breaches were willful and wanton. Both counts of the Complaint seek unspecified compensatory and punitive damages, prejudgment interest, costs and attorneys' fees.

	On December 12, 2003, the defendants removed the Vogeler case to the United States District Court for the Southern District of Illinois, Case No. 03-cv-843. On February 12, 2004, the federal district court remanded the case back to the Illinois state court in Madison County.
The defendants filed a timely appeal of the remand order.

	On April 5, 2005 the United States Court of Appeals for the Seventh Circuit (the "Seventh Circuit") issued an Opinion in several "fair value pricing" cases, including Vogeler. The Seventh Circuit reversed the federal district courts' remand of those cases to state court, holding that the plaintiffs' state law claims were preempted by federal law under the Securities Litigation Uniform Standards Act of 1998 ("SLUSA"). The Seventh Circuit remanded the cases, including Vogeler, to the district courts with instructions to "undo" the remand orders and dismiss the plaintiffs' complaints with prejudice. Plaintiffs subsequently filed a motion with the district court to amend the Vogeler complaint to "plead around" the Seventh Circuit's federal preemption ruling. However, consistent with the mandate, the federal district court denied plaintiffs' motion to amend and dismissed the Vogeler complaint with prejudice.

	Plaintiffs then filed a writ of certiorari with the United States Supreme Court seeking to appeal the Seventh Circuit's decision. The writ challenged whether the district court's remand of the case to state court was reviewable by the Seventh Circuit on appeal (the "jurisdictional issue") and whether plaintiffs' claims were federally preempted under SLUSA because they alleged misconduct "in connection with the purchase or sale of securities" (the "substantive issue"). The Seventh Circuit's decision of SLUSA preclusion created a conflict with the Second Circuit's decision in Merrill Lynch, Pierce, Fenner
& Smith, Inc. v. Dabit ("Dabit").

	On January 6, 2006, the Supreme Court granted review of the appellate jurisdiction issue and, given the pendency of the Dabit appeal, held the appeal of the substantive SLUSA preclusion issue. On June 15, 2006, the Supreme Court held that the Seventh Circuit did not have appellate jurisdiction to review the district court's remand order, and remanded the case to the Seventh Circuit which, in turn, dismissed the appeals and remanded the case to state court.

	The parties have entered into an agreement in principle to settle all claims against the Columbia Defendants, including CAT and CWAM, which must be approved by the Court. The terms and provisions of the proposed agreement are confidential. In light of the agreement in principle, the state court has stayed all proceedings in the Vogeler case.

	II.	In re: Mutual Funds Investment Litigation,
                No. 04-MDL-1586; U.S. Dist. Ct. Md.

	Commencing in late 2003, several class action and derivative lawsuits were filed in federal district courts naming, among others, CAT and the Trustees of CAT, challenging the existence of consensual market timing arrangements, frequent trading and late trading. In September 2003, motions were filed by various mutual fund defendants seeking to centralize or consolidate all actions filed in federal district courts involving market timing-related allegations into one multidistrict ("MDL") proceeding. On February 20, 2004, an Order was entered transferring all federal district court cases involving market timing-related allegations to the United States District Court for the District of Maryland.

	On September 29, 2004, plaintiffs in the class action track filed a consolidated amended class action complaint in the Multi-District Litigation styled Dukes, et al. v. Columbia Acorn Funds, et al., Case No. 04-cv-01763, which names as defendants CAT, and Ralph Wanger and Charles McQuaid as interested Trustees of CAT. The independent CAT Trustees are not named as defendants (although certain independent trustees of the Columbia Funds trusts are named). Also on September 29, 2004, plaintiffs in the derivative actions brought on behalf of shareholders in numerous fund complexes filed a consolidated amended derivative action complaint styled Slaybe, et al. v. Columbia Management Advisers, Inc., et al., Case No. 04-cv-1768, which names CAT and Columbia Acorn Fund as "nominal defendants" and the ten CAT Trustees as defendants. Judge J. Frederick Motz is assigned to the Columbia track. Defendants filed motions to dismiss the consolidated amended class action and derivative action complaints. Ultimately, Judge Motz issued Orders dismissing all claims against the Funds and the independent trustees.

	As indicated in Section I above, the parties reached an agreement in principle to settle all claims against the Columbia
Defendants, including the Funds and the CAT Trustees, which was memorialized in a term sheet. The terms and provisions of the proposed agreement are confidential. In light of the agreement in principle, Judge Motz has stayed these proceedings against the Columbia Defendants.

	On September 14, 2007, the plaintiffs and the defendants named in these proceedings entered into a formal stipulation of settlement with respect to all claims against the Columbia Defendants. The settlement is subject to approval by the Court.

	III.	Delaventura v. Columbia Acorn Trust, et al.,
                Superior Court,
		Commonwealth of Mass., Case No. 05-1093

	On March 21, 2005, a one-count breach of contract class action complaint was filed against several of the Columbia Registrants, including CAT, seeking to rescind the Contingent Deferred Sales Charges assessed upon redemption of Class B shares of Columbia mutual funds due to the alleged market timing "misconduct" of defendants. The Trustees are not named as defendants. In addition to the rescission of sales charges, plaintiffs seek recovery of actual damages, attorneys' fees and costs.

	On April 20, 2005, the defendants removed the case to the United States District Court for the District of Massachusetts. CAT was voluntarily dismissed from the complaint by plaintiffs.

	As discussed in preceding sections, the parties entered into an agreement in principle to settle all claims against the Columbia defendants, including the Deleventue case, subject to approval by the Court. The terms and provisions of the proposed agreement are confidential and the litigation has been stayed.


Exhibit 77O Transactions Effected Pursuant to Rule 10f-3

      On May 20, 2009, Columbia Acorn Fund purchased 2,922,400 shares of Hertz Global Holdings Inc. for a total purchase price of $18,995,600 from J.P. Morgan Securities Inc. ("J.P. Morgan") pursuant to a secondary offering in which Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acted as a participating underwriter. Also on May 20, 2009, pursuant to a secondary offering in which Merrill Lynch acted as a participating underwriter, Columbia Acorn USA purchased from J.P. Morgan 109,600 shares of Hertz Global Holdings Inc. for a total purchase price of $712,400 and Columbia Acorn Select purchased from J.P. Morgan 730,600 shares of Hertz Global Holdings Inc. for a total purchase price of $4,748,900. Merrill Lynch may be considered to be an affiliate of the Funds.

	The following information was collected pursuant to Rule 10f-3 procedures adopted by the Funds' board of trustees:

*	 The issuer of the shares of Hertz Global Holdings Inc. has
been in continuous operation for at least three years;

*	The shares of Hertz Global Holdings Inc. were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Hertz Global Holdings Inc. were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Hertz Global Holdings Inc. being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Hertz Global Holdings Inc. was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Hertz Global Holdings Inc. purchased did not exceed 25% of the amount of the offering; and

*	Along with Merrill Lynch, the following is a list of members of the underwriting syndicate for the aforementioned shares of Hertz Global Holdings Inc.: J.P. Morgan, Goldman, Sachs & Co. ("Goldman Sachs"), Barclays Capital Inc., Deutsche Bank Securities Inc. ("Deustche Bank"), ABN AMRO Incorporated, BNP Paribas Securities Corp., Calyon Securities (USA Inc.).

      On August 7, 2009, Columbia Acorn Fund purchased 520,000 shares of Sirona Dental Group for a total purchase price of $12,350,000 from J.P. Morgan pursuant to a secondary offering in which Merrill Lynch & Co., Inc. group of companies, which are wholly-owned by Bank of America Corporation ("B of A Merrill Lynch") acted as a participating underwriter.

Also on August 7, 2009, pursuant to a secondary offering in which B of A Merrill Lynch acted as a participating underwriter, Columbia Acorn USA purchased from J.P. Morgan 80,000 shares of Sirona Dental Group for a total purchase price of $1,900,000. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Sirona Dental Group has been in
continuous operation for at least three years;

*	The shares of Sirona Dental Group were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Sirona Dental Group were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Sirona Dental Group being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Sirona Dental Group was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time; and

*	The amount of shares of Sirona Dental Group purchased did not exceed 25% of the amount of the offering.

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned shares of Sirona Dental Group: William Blair & Company LLC ("Williams Blair"), Credit Suisse Group AG, Jeffries & Company, LLC

      On September 17, 2009, Columbia Acorn Fund purchased 926,000 shares of Mueller Water Products for a total purchase price of $4,398,500 from Goldman Sachs pursuant to a secondary offering in which B of A Merrill Lynch acted as a participating underwriter. Also on September 17, 2009, pursuant to a secondary offering in which B of A Merrill Lynch acted as a participating underwriter, Columbia Acorn USA purchased from J.P. Morgan 291,200 shares of Mueller Water Products for a total purchase price of $1,383,200. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Mueller Water Products has been in continuous operation for at least three years;

*	The shares of Mueller Water Products were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Mueller Water Products were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Mueller Water Products being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Mueller Water Products was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Mueller Water Products purchased did not exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of members of the underwriting syndicate for the aforementioned Mueller Water Products:
Robert W. Baird & Co. Incorporated ("Robert Baird"), Morgan Stanley, SunTrust Robinson Humphrey, Inc., BB&T Capital Markets, Brean Murray,
Carret & Co., LLC.

      On October 6, 2009, Columbia Acorn Fund purchased 69,700 shares of Verisk Analytics for a total purchase price of $1,533,400 from Morgan Stanley pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. Also on October 6, 2009, pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter, Columbia Acorn USA purchased from Morgan Stanley 10,100 shares of Verisk Analytics for a total purchase price of $222,200 and Columbia Acorn Select purchased 4,000 shares of Verisk Analytics from Morgan Stanley for a total purchase price of $88,000. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Verisk Analytics has been in
continuous operation for at least three years;

*	The shares of Verisk Analytics were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Verisk Analytics were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Verisk Analytics being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Verisk Analytics was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Verisk Analytics purchased did not
exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Verisk
Analytics: Morgan Stanley, J.P. Morgan, Wells Fargo Securities, LLC ("Wells Fargo"), William Blair, Fox-Pitt Kelton Cochran Caronia Waller LLC; Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette & Woods").

      On November 4, 2009, Columbia Acorn Fund purchased 141,800 shares of Hyatt Hotels Corporation for a total purchase price of $3,545,000 from Goldman Sachs pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. Also on November 4, 2009, pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter, Columbia Acorn Select purchased from Goldman Sachs 8,200 shares of Hyatt Hotels Corporation for a total purchase price of $205,000. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Hyatt Hotels Corporation has
been in continuous operation for at least three years;

*	The shares of Hyatt Hotels Corporation were to be purchased
at not more than the public offering price no later than the first day of the offering;

*	The shares of Hyatt Hotels Corporation were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Hyatt Hotels
Corporation being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Hyatt Hotels Corporation was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Hyatt Hotels Corporation purchased did not exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Hyatt Hotels Corporation: Goldman Sachs, Deutsche Bank, Citi Group Inc., UBS Securities LLC, Wells Fargo, HSBC Securities (USA) Inc, Piper Jaffray & Co. ("Piper Jaffray"), Scotia Capital (USA) Inc., Robert Baird, Loop Capital Markets LLC; M.R. Beal & Company, Samuel A. Ramirez & Co., Inc; Muriel Siebert & Co., Inc., The Williams Capital Group L.P.

      On November 12, 2009, Columbia Acorn Fund purchased 104,500 shares of Rue21 Inc. for a total purchase price of $1,985,500 from Goldman Sachs pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. Also on November 12, 2009, pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter, Columbia Acorn USA purchased from Goldman Sachs 15,200 shares of Rue21 Inc. for a total purchase price of $288,800 and Columbia Acorn Select purchased 6,100 shares of Rue21 Inc. from Goldman Sachs for a total purchase price of $115,900. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Rue21 Inc. has been in continuous operation for at least three years;

*	The shares of Rue21 Inc. were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Rue21 Inc. were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Rue21 Inc. being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Rue21 Inc. was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Rue21 Inc. purchased did not exceed
25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Rue21
Inc.: Goldman Sachs, J.P. Morgan, Piper Jaffray.

      On November 18, 2009, Columbia Acorn Fund purchased 75,000 shares of SVB Financial Group for a total purchase price of $2,887,500 from J.P. Morgan pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. B of A Merrill Lynch may be considered to be an affiliate of the Funds.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of SVB Financial Group has been in
continuous operation for at least three years;

*	The shares of SVB Financial Group were to be purchased at
not more than the public offering price no later than the first day of the offering;

*	The shares of SVB Financial Group were offered pursuant to
an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of SVB Financial Group being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of SVB Financial Group was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of SVB Financial Group purchased did
not exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned SVB
Financial Group: J.P. Morgan; Keefe, Bruyette and Woods, RBC Capital Markets Corp., Sandler O'Neill & Partners, L.P.